Exhibit 5.1

Phillips Nizer LLP

666 Fifth Avenue, 28th  Floor

New York, NY 10103-0084

March 18, 2008

Andover Medical, Inc.

 510 Turnpike Street, Ste. 204

 North Andover, MA 01845

Re:  Andover Medical, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as legal counsel to Andover Medical, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance and sale of up to 75,150,814 shares (the “Shares”) of the Company’s common stock (the “Common Stock”), $.001 par value per share, pursuant to the Company’s Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on March 18, 2008.  The Shares consist of:

(i) 4,621,639 Shares and 6,285,400 Shares issuable upon the conversion of Series A Preferred Stock and Series B Preferred Stock, respectively (collectively, the “Preferred Shares”);

(ii) 8,501,445 Shares, 10,679,272 Shares, 6,285,400 Shares and 6,285,400 Shares issuable upon the exercise of the Class A, Class B, Class C and Class D Warrants, respectively (collectively, the “Warrant Shares”);

(iii) 1,316,160 Shares and 754,286 Shares issuable upon payment of Series A Preferred Stock dividends and Series B Preferred Stock dividends, respectively (collectively, the “Preferred Dividend Shares”);

(iv) 813,714 Shares issuable upon payment of penalties for the delayed effective date of the Company’s registration statement on Form SB-2 (No. 333-142387) previously filed with the SEC in connection with the Company’s offering of Series A Preferred Stock (the “SB-2 Penalty Shares”);

(v) 5,300,353 Shares issued pursuant to a settlement with Otto Bock Healthcare L.P. (the “Otto Bock Shares”);

(vi) 6,696,093 Shares issuable upon full exercise of unit purchase options (the “UPOs”) issued to Meyers Associates LP in connection with the Company’s offering of Series A Preferred Stock of which 5.86 Units (2,511,303 underlying Shares) were assigned to employees and other designees by Meyers Associates LP who are named in the Registration Statement as Selling Stockholders (the “UPO Shares”);

(vii) 267,857 Shares issuable upon payment of dividends on full exercise of the UPOs (the “UPO Dividend Shares”);

(viii) 3,300,000 Shares issuable to the former stockholders of Ortho-Medical Products, Inc. (“OMI”) upon the Company’s completion of the acquisition of OMI on May 4, 2007 (the “OMI Shares”);

(ix) 1,472,995 Shares issuable to the former shareholders of Rainier Surgical Incorporated (“RSI”) upon the Company’s completion of the acquisition of RSI on May 11, 2007 (the “RSI Shares”); and

(x) 12,570,800 Shares issuable upon payment of penalties if the Registration Statement is not declared effective on a timely basis (the “S-1 Penalty Shares”).

This opinion letter (the “Opinion Letter”) is being rendered in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(a)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed thereto in the Registration Statement.

In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction as true, correct and complete, of such agreements, instruments, documents and records in each case as we have deemed necessary or appropriate for the purposes of expressing the opinions set forth in this Opinion Letter. We have examined the following (collectively, the “Documents”):

(a)   The Company’s Certificate of Incorporation, filed as Exhibit 3.2 to the Registration Statement;

(b)   The Company’s By-Laws, filed as Exhibit 3.7 to the Registration Statement;

(c)   The Company’s corporate minutes books or other records pertaining to the proceedings of the stockholders and directors of the Company;

(d)   The Company’s stock transfer ledger and record; and

(e)   The Company’s Specimen Certificate for the Common Stock.

The opinions expressed herein are based upon (i) our review of the Documents, (ii) discussions with Edwin A. Reilly, Chairman of the Board and Chief Executive Officer, and James A. Shanahan, Chief Financial Officer and Secretary, with respect to the Documents, (iii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iv) such review of public sources of law as we have deemed necessary.

The opinions expressed herein are limited to the laws of the State of New York including the statutory provisions, all applicable provisions of the Delaware General Corporation Law, the New York Constitution, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws and to federal law of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

1.     The Preferred Shares have been duly authorized, and upon the conversion thereof as described in the Registration Statement, will be lawfully and validly issued, fully paid, and non-assessable.

2.     The Warrant Shares have been duly authorized, and upon the exercise and payment thereof as described in the Registration Statement, will be lawfully and validly issued, fully paid, and non-assessable.

3.     The Preferred Dividend Shares have been duly authorized, and upon the issuance thereof as described in the Registration Statement, will be lawfully and validly issued, fully paid, and non-assessable.

4.     The SB-2 Penalty Shares have been duly authorized, and upon the issuance thereof as described in the Registration Statement, will be lawfully and validly issued, fully paid, and non-assessable.

5.     The Otto Bock Shares have been duly authorized, lawfully and validly issued, and are fully paid, and non-assessable.

6.     The UPO Shares have been duly authorized, and upon the issuance and payment thereof as described in the Registration Statement, will be lawfully and validly issued, fully paid, and non-assessable.

7.     The UPO Dividend Shares have been duly authorized, and upon the issuance thereof as described in the Registration Statement, will be lawfully and validly issued, fully paid, and non-assessable.

8.     The OMI Shares have been duly authorized, lawfully and validly issued, and are fully paid, and non-assessable.

9.     The RSI Shares have been duly authorized, lawfully and validly issued, and are fully paid, and non-assessable.

10.  The S-1 Penalty Shares have been duly authorized, and upon the issuance thereof as described in the Registration Statement, will be lawfully and validly issued, fully paid, and non-assessable.

We consent to the filing of this Opinion Letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which is part of the Registration Statement.

In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder, or Item 509 of Regulation S-K.

The opinions expressed herein are rendered as of the date hereof, and we disclaim any undertaking to advise you hereafter of developments hereafter occurring or coming to our attention, whether or not the same would (if now existing or known to us) require any change or modification herein.

The opinions expressed in this Opinion Letter are limited solely to the matters expressly set forth above. No other opinions are intended, nor should any other opinion be inferred herefrom.

Very truly yours,

PHILLIPS NIZER LLP

By:	/s/ ELLIOT H. LUTZKER
Elliot H. Lutzker